Exhibit 99.1

SEPTEMBER 30, 2012

APPLE REIT SIX *2012 Third Quarter*

DEAR SHAREHOLDER, Beginning in 2011 and continuing through the first nine months of this year, performance of the Apple REIT Six, Inc. portfolio of hotels has steadily improved from the challenging economic conditions that negatively affected the hotel industry in 2009 and 2010. Based on Company and industry trends, we anticipate a high single-digit percentage increase in modified funds from operations for the year 2012 as compared to 2011. Although multiple factors within the hotel industry and the general economy will contribute to the pace at which our hotels continue to improve, I am optimistic that the future of Apple REIT Six is positive.

The 66 Marriott® - and Hilton® - branded hotels of the Apple REIT Six portfolio are diversified across 18 states and continue to be leaders within their respective markets. For the three-month periods ending September 30, 2012 and 2011, our properties achieved an average occupancy rate of 78 percent and 77 percent, an average daily rate (ADR) of $120 and $114, and revenue per available room (RevPAR) of $94 and $88, respectively. For the nine-month periods ending September 30, 2012 and 2011, our hotels achieved an average occupancy rate of 75 percent and 74 percent, ADR of $115 and $111, and RevPAR of $87 and $81, respectively. Primarily driven by steady increases in ADR, RevPAR at our hotels increased by approximately seven percent this year as compared to the same three- and nine-month periods of 2011.

Modified funds from operations (MFFO) for the third quarter of this year totaled $25.8 million, or $0.28 per share, a ten percent increase as compared to MFFO for the third quarter of 2011. For the nine-month period ending September 30, 2012, MFFO was $67.5 million, or $0.74 per share, an increase of approximately eight percent as compared to the same period last year. Over the first nine months of the year, the Company paid distributions of approximately $0.59 per share. Since the time of the Company’s first distribution payment through October 31, 2012, the Company has paid approximately $7.23 per share, or $583 million, in shareholder distributions. Additionally, the Company has maintained a balance sheet among the strongest in our industry, with a debt level of approximately six percent as compared to our total initial capitalization. Our annualized distribution rate is closely monitored, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance, and we may make adjustments as needed, based on available cash resources.

Our team at Apple REIT Six remains committed to maximizing shareholder value through our conservative approach to the ownership of high-quality, well-branded hotels. We continue to evaluate strategic alternatives that would provide an option of liquidity and preserve shareholder value. As hotel industry fundamentals continue to strengthen, I am confident that our Company is well-positioned for the future. I look forward to sharing our continued progress with you in upcoming shareholder communications.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2012	Three months ended Sept. 30, 2011	Nine months ended Sept. 30, 2012	Nine months ended Sept. 30, 2011
REVENUES
Room revenue	$66,513	$61,646	$182,620	$170,235
Other revenue	4,121	4,160	12,341	12,058
Reimbursed expenses	1,899	1,824	5,698	5,472

Total revenue	$72,533	$67,630	$200,659	$187,765

EXPENSES
Direct operating expense	$16,931	$16,343	$48,409	$46,232
Other hotel operating expenses	25,257	23,779	71,374	67,584
Reimbursed expenses	1,899	1,824	5,698	5,472
General and administrative	1,806	1,275	6,052	3,975
Depreciation	7,654	8,008	23,523	24,465
Interest, net	780	937	2,448	2,894

Total expenses	$54,327	$52,166	$157,504	$150,622

NET INCOME
Income from continuing operations	$18,206	$15,464	$43,155	$37,143
Income (loss) from discontinued operations	-	26	-	697

Net income	$18,206	$15,490	$43,155	$37,840

Income from continuing operations per share	$0.20	$0.17	$0.47	$0.40
Income from discontinued operations per share	-	-	-	0.01

Net income per share	$0.20	$0.17	$0.47	$0.41

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$18,206	$15,490	$43,155	$37,840
Depreciation of real estate owned	7,654	8,008	23,523	24,465

Funds from operations (FFO)	$25,860	$23,498	$66,678	$62,305
Costs related to potential merger	(13)	-	810	-

Modified funds from operations (MFFO)	$25,847	$23,498	$67,488	$62,305

FFO per share	$0.28	$0.26	$0.73	$0.68
MFFO per share	$0.28	$0.26	$0.74	$0.68

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,167	91,250	91,117	91,314

OPERATING STATISTICS
Occupancy from continuing operations	78%	77%	75%	74%
Average daily rate from continuing operations	$120	$114	$115	$111
RevPAR from continuing operations	$94	$88	$87	$81
Number of continuing hotels	66	66
Distributions per share	$0.20	$0.20	$0.59	$0.58

Balance Sheet Highlights (Unaudited)

(In thousands)	September 30, 2012	December 31, 2011
ASSETS
Investment in real estate, net	$730,833	$746,354
Other assets	16,925	13,011

Total assets	$747,758	$759,365

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$58,636	$63,067
Other liabilities	8,008	5,670

Total liabilities	66,644	68,737
Total shareholders’ equity	681,114	690,628

Total liabilities & shareholders’ equity	$747,758	$759,365

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes costs associated with the evaluation of the potential consolidation transaction and potential public listing. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2012 and the results of operations for the interim period ended September 30, 2012. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2011 Annual Report.

Clockwise from left: HOMEWOOD SUITES, NASHVILLE, TN; COURTYARD, VALDOSTA, GA; HILTON GARDEN INN, FREDERICKSBURG, VA

Hilton
Garden Inn
n Inn

CORPORATE PROFILE Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn®, and Hampton Inn & Suites® brands. Our portfolio consists of 66 hotels, containing a total of 7,658 guestrooms in 18 states. MISSION Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: RESIDENCE INN, PORTLAND, OR; MARRIOTT, REDMOND, WA; COURTYARD, PENSACOLA, FL; HILTON GARDEN INN, TALLAHASSEE, FL; HAMPTON INN, PHOENIX, AZ; COURTYARD, ALBANY, GA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “ TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Birmingham, Dothan (2), Huntsville (2),
Montgomery, Tuscaloosa (2)
ALASKA
Anchorage (3)
ARIZONA
Phoenix
CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver/Glendale, Denver/Lakewood
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Orange Park, Orlando/Lake Mary, Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA
Pittsburgh
SOUTH CAROLINA
Myrtle Beach
TENNESSEE
Nashville
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen
VIRGINIA
Fredericksburg
WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitsix.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com